Exhibit 99.1

Och-Ziff Capital Management Group LLC Reports

2012 Third Quarter Results

2012 Third Quarter Dividend of $0.12 per Class A Share

NEW YORK, November 2, 2012 – Och-Ziff Capital Management Group LLC (NYSE:OZM) (the “Company” or “Och-Ziff”) today reported a GAAP Net Loss(1) of $127.5 million, or $0.89 per basic and diluted Class A Share, for the third quarter ended September 30, 2012. The Company also declared a $0.12 per share cash dividend on its Class A Shares for the 2012 third quarter.

Summary Highlights

•	Distributable Earnings of $61.7 million, or $0.14 per Adjusted Class A Share, for the 2012 third quarter, compared to $49.9 million, or $0.12 per Adjusted Class A Share, for the 2011 third quarter.

•	Assets under management of $31.0 billion as of October 1, 2012, compared to $29.3 billion as of July 1, 2012, and $28.5 billion as of October 1, 2011.

•

Estimated assets under management of $31.8 billion as of November 1, 2012, which reflected year-to-date performance-related appreciation of $2.8 billion and capital net inflows of approximately $200 million.

•

Estimated year-to-date net returns through October 31, 2012 of the OZ Master Fund of +9.4%, the OZ Europe Master Fund of +7.8%, the OZ Asia Master Fund of +3.5% and the OZ Global Special Investments Master Fund of +7.8%.

“During the third quarter and through October, we continued to build on the strong performance we generated in the first half of this year,” said Daniel S. Och, Chairman and Chief Executive Officer of Och-Ziff. “Against a backdrop of mixed macroeconomic conditions globally, we actively managed our exposures and remained opportunistic in deploying capital in each of our portfolios. Our long history of generating profits for our fund investors and the ongoing strength of our investment performance demonstrate the value of the deep expertise we have in each of our investment strategies.

(1)	References to the Company’s GAAP Net Loss throughout this press release refer to the Company’s GAAP Net Loss Allocated to Class A Shareholders.

“Interest in both our multi-strategy and dedicated credit platforms remains strong. While we believe that concerns about the weak macroeconomic environment, the ongoing difficulties in Europe, central bank actions and other factors continued to weigh on near-term investor confidence, we remain confident that allocations to the industry will become significant as institutional investors increasingly seek to enhance the yield and reduce the volatility of both their equity and fixed income portfolios. We believe that these drivers of secular growth will continue to increase in importance as market conditions remain unsettled and interest rates stay extremely low.”

GAAP NET LOSS ALLOCATED TO CLASS A SHAREHOLDERS

For the 2012 third quarter, Och-Ziff reported a GAAP Net Loss of $127.5 million, or $0.89 per basic and diluted Class A Share, compared to a GAAP Net Loss of $93.1 million, or $0.93 per basic and $0.96 per diluted Class A Share, for the 2011 third quarter. For the first nine months of 2012, Och-Ziff reported a GAAP Net Loss of $366.5 million, or $2.58 per basic and diluted Class A Share, compared to a GAAP Net Loss of $282.0 million, or $2.87 per basic and diluted Class A Share, for the first nine months of 2011.

The year-over-year increases in the GAAP Net Loss were primarily due to an increase in the Company’s interest in its principal operating subsidiaries (the “Och-Ziff Operating Group”) driven by the public offering of 33.3 million Class A Shares in November 2011, the issuance of Class A Shares related to the vesting of Class A Restricted Share Units (“RSUs”) and the exchange of Och-Ziff Operating Group A Units (“Group A Units”) for Class A Shares. Because of the increase in the Company’s interest in the Och-Ziff Operating Group, a larger portion of the losses of the Och-Ziff Operating Group was allocated to the Company. Partially offsetting the year-over-year increase in the GAAP Net Loss in both periods was higher profitability in the Och-Ziff Operating Group.

The GAAP Net Loss in the 2012 third quarter and first nine months primarily resulted from non-cash expenses of $398.5 million and $1.2 billion, respectively, associated with the Company’s reorganization in connection with its initial public offering (“IPO”) in November 2007. These expenses are related to the amortization of Group A Units, which represent equity interests in the Och-Ziff Operating Group that were issued to the Company’s pre-IPO limited partners in exchange for their pre-IPO interests in those subsidiaries. The Group A Units generally vest annually over five years through November 2012, and therefore the amortization of these expenses is expected to result in a GAAP Net Loss on an annual basis through the end of this year. Once vested, Group A Units may be exchanged on a one-to-one basis for Class A Shares, subject to minimum ownership requirements and transfer restrictions.

Additionally, the GAAP Net Loss in the 2012 third quarter and first nine months was driven by non-cash expenses of $16.2 million and $50.3 million, respectively, for the amortization of equity-based compensation. These expenses primarily relate to RSUs granted to employees and executive managing directors, as well as Group A Units granted to executive managing directors subsequent to the IPO. Each RSU represents the right to receive one Class A Share upon vesting.

Throughout this press release, the Company presents financial measures that are not prepared in accordance with GAAP. For a discussion of these non-GAAP measures, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release.

DISTRIBUTABLE EARNINGS (NON-GAAP)

The Company’s Distributable Earnings for the 2012 third quarter were $61.7 million, or $0.14 per Adjusted Class A Share, compared to $49.9 million, or $0.12 per Adjusted Class A Share, for the 2011 third quarter. Distributable Earnings for the first nine months of 2012 were $186.1 million, or $0.41 per Adjusted Class A Share, compared to $182.8 million, or $0.44 per Adjusted Class A Share, in the first nine months of 2011.

The year-over-year increase in Distributable Earnings for both periods was principally driven by lower taxes, partially offset by higher non-compensation expenses and lower management fees. Also contributing to the increase for the year-to-date period was higher incentive income and lower compensation and benefits expenses.

Distributable Earnings is a non-GAAP measure. For reconciliations of Distributable Earnings to the respective GAAP Net Losses for the periods discussed above, please see Exhibits 2 and 3 that accompany this press release. Additionally, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release, including the definitions of Distributable Earnings and Adjusted Class A Shares.

ASSETS UNDER MANAGEMENT

Och-Ziff’s assets under management were $31.3 billion as of September 30, 2012, $1.4 billion higher than $29.9 billion as of June 30, 2012, and $2.5 billion higher than $28.8 billion as of September 30, 2011. The year-over-year increase was driven by performance-related appreciation of $2.5 billion, partially offset by capital net outflows of $16.4 million.

Assets under management by fund:

				% Change (1)
(dollars in billions)	September 30, 2012	June 30, 2012	September 30, 2011	Sep. 2012 vs. Jun. 2012	Sep. 2012 vs. Sep. 2011
OZ Master Fund	$21.4	$20.8	$20.0	3%	7%
OZ Europe Master Fund	2.0	2.1	2.4	-3%	-18%
OZ Asia Master Fund	1.4	1.6	1.6	-8%	-11%
OZ Global Special Investments Master Fund	1.0	1.0	1.0	2%	5%
Other (1) (2)	5.5	4.4	3.8	21%	46%

(1)	Rounding differences may occur.
(2)	Includes real estate funds, credit funds and other alternative investment vehicles managed by the Company.

Estimated assets under management were $31.8 billion as of November 1, 2012, which reflected estimated year-to-date performance-related appreciation of $2.8 billion and capital net inflows of approximately $200 million.

INVESTMENT PERFORMANCE

For the first nine months, performance was driven primarily by the structured credit, long/short equity special situations and corporate credit strategies.

Net returns by fund(1):

	2012
	July	August	September	3Q	YTD Sept.
OZ Master Fund	0.78%	1.27%	1.43%	3.52%	8.57%
OZ Europe Master Fund	0.49%	0.75%	1.69%	2.95%	6.43%
OZ Asia Master Fund	0.45%	0.37%	1.07%	1.90%	4.23%
OZ Global Special Investments Master Fund	0.49%	0.62%	1.30%	2.43%	7.50%

(1)	Please see important disclosures on Exhibit 7 that accompanies this press release.

ECONOMIC INCOME (NON-GAAP)

In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes certain adjustments that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating operating performance in any given period. Management evaluates Economic Income for the Och-Ziff Funds segment, the Company’s only reportable segment under GAAP, and for the Company’s Other Operations. Economic Income for the Company equals the sum of Economic Income for the Och-Ziff Funds segment and the Company’s Other Operations.

For reconciliations of Economic Income and its components to the respective GAAP measures, please see Exhibits 2 through 5 that accompany this press release. Additionally, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release.

The Company conducts substantially all of its business through the Och-Ziff Funds segment, which provides asset management services to its hedge funds and other alternative investment vehicles. The Company’s Other Operations are primarily comprised of its real estate business, which provides asset management services to its real estate funds.

Economic Income Revenues (Non-GAAP)

Economic Income revenues for the 2012 third quarter were $130.4 million, a 2% decrease from Economic Income revenues of $132.9 million for the 2011 third quarter. Management fees were $122.0 million, a 2% decrease from management fees of $124.3 million for the prior-year period. Incentive income was $8.1 million, essentially unchanged from the prior-year period.

Economic Income revenues for the first nine months of 2012 were $391.7 million, a slight increase from Economic Income revenues of $391.1 million for the first nine months of 2011. Management fees were $363.1 million, a slight decrease from management fees of $367.6 million for the prior-year period. Incentive income was $27.7 million compared to $21.9 million in the prior-year period.

The decrease in Economic Income revenues for the quarter-to-date period was primarily due to a $2.3 million decline in management fees, primarily in the Och-Ziff Funds segment. This change was primarily due to lower average management fee rates on our assets under management in 2012 compared to 2011. Our average management fee rate decreased to 1.62% in the 2012 third quarter from 1.66% in the 2011 third quarter. This change was primarily due to growth in our dedicated credit platforms and other longer-term assets under management, as well as the launch of our first CLO, each of which generally have lower management fee rates than our traditional hedge fund products.

The increase in Economic Income revenues for the year-to-date period was primarily due to higher incentive income in the Och-Ziff Funds segment, driven by $11.3 million of incentive income recognized in the second quarter of 2012 related to assets under management subject to three-year performance measurement periods. Partially offsetting this increase was a $6.0 million decrease in incentive income related to tax distributions taken in the first quarter of 2011 that did not recur in the first quarter of 2012. The increase was also partially offset by a $4.5 million decrease in management fees, primarily in the Company’s Other Operations, driven by a catch-up in the first three quarters of 2011 for additional investors in our second domestic real estate fund. These investors were charged management fees retroactively to the initial closing of the fund.

Compensation and Benefits (Non-GAAP)

Compensation and benefits for the 2012 third quarter totaled $23.3 million, 4% lower than compensation and benefits of $24.2 million for the 2011 third quarter. Salaries and benefits for the 2012 third quarter totaled $20.2 million, an 8% increase from salaries and benefits of $18.7 million for the prior-year period.

Compensation and benefits for the first nine months of 2012 totaled $66.0 million, 7% lower than compensation and benefits of $70.7 million for the first nine months of 2011. Salaries and benefits for the first nine months of 2012 totaled $59.0 million, an 8% increase from salaries and benefits of $54.6 million for the prior-year period.

The year-over-year decrease in compensation and benefits for both periods was primarily driven by the Och-Ziff Funds segment and was due to a decrease in guaranteed bonus expense, partially offset by an increase in salaries and benefits due in part to an increase in our worldwide headcount.

The ratio of salaries and benefits to management fees increased to 17% in the 2012 third quarter and 16% in the first nine months of 2012 from 15% in both the 2011 third quarter and first nine months of 2011 due to the year-over-year increases in salaries and benefits while management fees decreased.

Non-Compensation Expenses (Non-GAAP)

Non-compensation expenses for the 2012 third quarter totaled $25.6 million, 17% higher than non-compensation expenses of $21.8 million for the 2011 third quarter. Non-compensation expenses for the first nine months of 2012 totaled $73.3 million, a 13% increase from non-compensation expenses of $64.9 million for the prior-year period.

The increase in non-compensation expenses for both periods was driven primarily by higher professional services, primarily driven by the Och-Ziff Funds segment. Also contributing to the year-to-date increase were higher information processing and communications expenses, as well as higher commitment fees on the unused portion of our delayed draw term loan prior to the final draw down in June 2012. Partially offsetting the increase for the year-to-date period was lower interest expense.

The ratio of non-compensation expenses to management fees increased to 21% in the 2012 third quarter and 20% in the first nine months of 2012 from 18% in both the 2011 third quarter and the first nine months of 2011. The year-over-year increase in both periods was driven by higher non-compensation expenses while management fees decreased.

Economic Income (Non-GAAP)

Economic Income for the 2012 third quarter was $81.3 million, 6% lower than Economic Income of $86.6 million for the 2011 third quarter. Economic Income for the first nine months of 2012 was $251.2 million, a slight decline from Economic Income of $253.5 million for the prior-year period.

The year-over-year decrease for both periods was principally driven by increased non-compensation expenses and a decline in management fees, partially offset by lower compensation and benefits. Partially offsetting the decrease in Economic Income for the year-to-date period was higher incentive income.

CAPITAL

As of September 30, 2012, the number of Class A Shares outstanding was 143,480,713. For purposes of calculating Distributable Earnings per Share, the Company assumes that all the interests held by its executive managing directors and Ziff Investors Partnership, L.P. II and certain of its affiliates and control persons (the “Ziffs”) in the Och-Ziff Operating Group (collectively, “Partner Units”) and RSUs outstanding during the period have been converted on a one-to-one basis into Class A Shares (“Adjusted Class A Shares”). For the third quarter and first nine months ended September 30, 2012, the total weighted-average Adjusted Class A Shares outstanding were 454,503,679 and 454,032,361, respectively.

DIVIDEND

The Board of Directors of Och-Ziff declared a 2012 third-quarter dividend of $0.12 per Class A Share. The dividend is payable on November 19, 2012 to holders of record as of the close of business on November 12, 2012. The ex-dividend date will be November 8, 2012.

For U.S. federal income tax purposes, the dividend will be treated as a partnership distribution. Based on the best information currently available, the Company estimates that when calculating withholding taxes, the entire amount of the 2012 third-quarter dividend will be treated as U.S. source dividend income.

Non-U.S. holders of Class A Shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on their share of U.S. source dividends and certain other types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. Non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.

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The Company will host a conference call today, November 2, 2012, at 8:30 a.m. Eastern Time to discuss its 2012 third-quarter results. The call will be open to the public and can be accessed by dialing +1-888-713-4216 (callers inside the U.S.) or +1-617-213-4868 (callers outside the U.S.). The number should be dialed at least ten minutes prior to the start of the call and the passcode will be 64783245. A simultaneous webcast of the call will be available to the public on a listen-only basis on the Class A Shareholders section of the Company’s website (www.ozcap.com).

For those unable to listen to the live broadcast, a replay will be available by dialing +1-888-286-8010 (callers inside the U.S.) or +1-617-801-6888 (callers outside the U.S.), passcode 34643843, beginning approximately two hours after the event for two weeks. A webcast replay of the event will also be available on the Company’s website as noted above.

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Non-GAAP Financial Measures

The Company’s non-GAAP measures should not be considered as alternatives to the Company’s GAAP Net Loss or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. The Company’s non-GAAP measures may not be comparable to similarly titled measures used by other companies.

For reconciliations of the Company’s non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, please see Exhibits 2 through 5 that accompany this press release.

Economic Income

In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income for the Company, the Och-Ziff Funds segment and Other Operations excludes the adjustments described below that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating the operating performance of the Company in any given period. Management, therefore, uses Economic Income as the basis on which it evaluates the financial performance of the Company and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses.

Economic Income is a measure of pre-tax operating performance that excludes the following from the Company’s results on a GAAP basis:

•

Income allocations to the Company’s executive managing directors and the Ziffs on their direct interests in the Och-Ziff Operating Group. Management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

•

Reorganization expenses related to the Company’s IPO, equity-based compensation expenses and depreciation and amortization expenses, as management does not consider these non-cash expenses to be reflective of operating performance.

•	Changes in the tax receivable agreement liability and net gains (losses) on investments in Och-Ziff funds, as management does not consider these items to be reflective of operating performance.

•

Amounts related to the consolidated Och-Ziff funds, including the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned in relation to total assets under management and fund performance.

In addition, the full amount of deferred cash compensation and expenses related to compensation arrangements based on annual investment performance are recognized on the date they are determined (generally in the fourth quarter of each year), as management determines the total amount of compensation based on the Company’s performance in the year of the award.

As a result of the adjustments described above, as well as an adjustment to present management fees net of recurring placement and related service fees (rather than considering these fees an expense), management fees, compensation and benefits, non-compensation expenses and net income (loss) allocated to noncontrolling interests as presented on an Economic Income basis are also non-GAAP measures. No adjustments to the GAAP basis have been made for incentive income, other revenues and net gains (losses) on joint ventures.

Distributable Earnings

Distributable Earnings is a non-GAAP measure of after-tax operating performance and equals Economic Income less Adjusted Income Taxes. Adjusted Income Taxes are estimated assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis, and include the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC. Partner Units represent interests in the Och-Ziff Operating Group held by the Company’s executive managing directors and the Ziffs, including the Group A Units and Group D Units.

Distributable Earnings per Share is equal to Distributable Earnings divided by the weighted-average number of Adjusted Class A Shares. Management believes Distributable Earnings provides useful information to investors because it uses Distributable Earnings, among other financial information, to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s executive managing directors and the Ziffs with respect to their Partner Units.

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Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position,” or the negative version of those words or other comparable words.

Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or any other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. The Company cautions that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to: global economic, business, market and geopolitical conditions, including Euro-zone sovereign debt issues; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight and taxation; the conditions impacting the hedge fund industry; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its executive managing directors, managing directors and investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Company’s business; as well as assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 27, 2012. The forward-looking statements contained in this press release are made only as of the date of this press release. The Company does not undertake to update any forward-looking statement, whether as a result of new information, future developments or otherwise.

This press release does not constitute an offer of any Och-Ziff fund.

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About Och-Ziff Capital Management Group LLC

Och-Ziff Capital Management Group LLC is one of the largest institutional alternative asset managers in the world with offices in New York, London, Hong Kong, Beijing and Mumbai. Och-Ziff provides asset management services to institutional investors globally through its hedge funds and other alternative investment vehicles. Och-Ziff’s funds seek to generate consistent, positive, absolute returns across market cycles, with low volatility compared to the equity markets, and with an emphasis on preservation of capital. Och-Ziff’s multi-strategy approach combines global investment strategies, including convertible and derivative arbitrage, corporate credit, long/short equity special situations, merger arbitrage, private investments and structured credit. As of November 1, 2012, Och-Ziff had approximately $31.8 billion in assets under management. For more information, please visit Och-Ziff’s website (www.ozcap.com).

Investor Relations Contact:

Tina Madon

Managing Director

Head of Investor Relations

Och-Ziff Capital Management Group LLC

+1-212-719-7381

tina.madon@ozcap.com

Media Relations Contact:

George Sard or Jonathan Gasthalter

Sard Verbinnen & Co

+1-212-687-8080

EXHIBIT 1

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Consolidated Statements of Comprehensive Loss (Unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues
Management fees	$125,896	$128,516	$375,470	$378,206
Incentive income	8,081	8,058	27,716	21,891
Other revenues	291	603	875	1,639
Income of consolidated Och-Ziff funds	33,705	12,228	83,258	33,362

Total Revenues	167,973	149,405	487,319	435,098

Expenses
Compensation and benefits	44,934	53,374	127,125	173,822
Reorganization expenses	398,503	408,594	1,195,335	1,213,761
Interest expense	1,793	1,714	4,248	5,605
General, administrative and other	30,642	11,105	91,842	63,529
Expenses of consolidated Och-Ziff funds	2,268	2,379	7,319	6,309

Total Expenses	478,140	477,166	1,425,869	1,463,026

Other Income (Loss)
Net gains on investments in Och-Ziff funds and joint ventures	317	201	29	413
Change in deferred income of consolidated Och-Ziff funds	(16,450)	(262)	(38,877)	(3,237)
Net gains (losses) of consolidated Och-Ziff funds	56,286	(14,158)	141,562	(2,959)

Total Other Income (Loss)	40,153	(14,219)	102,714	(5,783)

Loss before Income Taxes	(270,014)	(341,980)	(835,836)	(1,033,711)
Income taxes	19,127	24,317	46,022	42,356

Consolidated Net Loss	(289,141)	(366,297)	(881,858)	(1,076,067)

Other Comprehensive Income (Loss), Net of Tax
Foreign currency translation adjustment	—	(12)	229	7

Total Comprehensive Loss	$(289,141)	$(366,309)	$(881,629)	$(1,076,060)

Allocation of Consolidated Net Loss
Class A Shareholders	$(127,509)	$(93,124)	$(366,495)	$(281,950)
Noncontrolling interests	(161,632)	(273,173)	(515,363)	(794,117)

	$(289,141)	$(366,297)	$(881,858)	$(1,076,067)

Allocation of Total Comprehensive Loss
Class A Shareholders	$(127,509)	$(93,127)	$(366,446)	$(281,948)
Noncontrolling interests	(161,632)	(273,182)	(515,183)	(794,112)

	$(289,141)	$(366,309)	$(881,629)	$(1,076,060)

Net Loss Per Class A Share
Basic	$(0.89)	$(0.93)	$(2.58)	$(2.87)

Diluted	$(0.89)	$(0.96)	$(2.58)	$(2.87)

Weighted-Average Class A Shares Outstanding
Basic	143,477,776	99,673,186	142,036,892	98,074,223

Diluted	143,477,776	399,566,891	142,036,892	98,074,223

EXHIBIT 2

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended September 30, 2012			Three Months Ended September 30, 2011
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Net income (loss) allocated to Class A Shareholders—GAAP	$(128,661)	$1,152	$(127,509)	$(97,070)	$3,946	$(93,124)
Reorganization expenses	398,503	—	398,503	408,594	—	408,594
Net loss allocated to the Och-Ziff Operating Group A Units	(231,234)	—	(231,234)	(268,155)	—	(268,155)
Income taxes	19,126	1	19,127	24,175	142	24,317
Equity-based compensation	16,200	19	16,219	32,855	(3,222)	29,633
Amortization of deferred cash compensation and expenses related to compensation arrangements based on annual fund performance	3,643	—	3,643	(1,054)	—	(1,054)
Depreciation and amortization	2,217	189	2,406	2,201	188	2,389
Change in tax receivable agreement liability	(1,519)	—	(1,519)	(16,512)	—	(16,512)
Other	1,767	(117)	1,650	602	(69)	533

Economic Income—Non-GAAP	$80,042	$1,244	81,286	$85,636	$985	86,621

Adjusted Income Taxes—Non-GAAP(1)			(19,613)			(36,722)

Distributable Earnings—Non-GAAP			$61,673			$49,899

Weighted-Average Class A Shares Outstanding			143,477,776			99,673,186
Weighted-Average Partner Units			302,566,624			303,476,048
Weighted-Average Class A Restricted Share Units (RSUs)			8,459,279			11,958,448

Weighted-Average Adjusted Class A Shares			454,503,679			415,107,682

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$0.14			$0.12

(1)	Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

EXHIBIT 3

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)

(dollars in thousands, except per share amounts)

	Nine Months Ended September 30, 2012			Nine Months Ended September 30, 2011
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Net income (loss) allocated to Class A Shareholders—GAAP	$(368,727)	$2,232	$(366,495)	$(286,238)	$4,288	$(281,950)
Reorganization expenses	1,195,335	—	1,195,335	1,213,761	—	1,213,761
Net loss allocated to the Och-Ziff Operating Group A Units	(689,883)	—	(689,883)	(814,795)	—	(814,795)
Equity-based compensation	50,236	58	50,294	99,001	(65)	98,936
Income taxes	46,013	9	46,022	42,574	(218)	42,356
Depreciation and amortization	6,523	562	7,085	6,694	559	7,253
Amortization of deferred cash compensation and expenses related to compensation arrangements based on annual fund performance	6,608	—	6,608	2,170	—	2,170
Change in tax receivable agreement liability	(1,570)	—	(1,570)	(16,357)	—	(16,357)
Other	4,156	(397)	3,759	2,338	(204)	2,134

Economic Income—Non-GAAP	$248,691	$2,464	251,155	$249,148	$4,360	253,508

Adjusted Income Taxes—Non-GAAP(1)			(65,023)			(70,745)

Distributable Earnings—Non-GAAP			$186,132			$182,763

Weighted-Average Class A Shares Outstanding			142,036,892			98,074,223
Weighted-Average Partner Units			303,819,425			304,363,967
Weighted-Average Class A Restricted Share Units (RSUs)			8,176,044			12,682,669

Weighted-Average Adjusted Class A Shares			454,032,361			415,120,859

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$0.41			$0.44

(1)	Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

EXHIBIT 4

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)

(dollars in thousands)

	Three Months Ended September 30, 2012			Three Months Ended September 30, 2011
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Management fees—GAAP	$122,973	$2,923	$125,896	$125,346	$3,170	$128,516
Adjustment to management fees(1)	(3,886)	—	(3,886)	(4,239)	—	(4,239)

Management Fees—Economic Income Basis—Non-GAAP	119,087	2,923	122,010	121,107	3,170	124,277
Incentive income(2)	8,081	—	8,081	8,058	—	8,058
Other revenues(2)	289	2	291	562	41	603

Total Revenues—Economic Income Basis—Non-GAAP	$127,457	$2,925	$130,382	$129,727	$3,211	$132,938

Compensation and benefits—GAAP	$43,976	$958	$44,934	$55,643	$(2,269)	$53,374
Adjustment to compensation and benefits(3)	(21,654)	(19)	(21,673)	(32,373)	3,222	(29,151)

Compensation and Benefits—Economic Income Basis—Non-GAAP	$22,322	$939	$23,261	$23,270	$953	$24,223

Interest expense and general, administrative and other expenses—GAAP	$32,006	$429	$32,435	$11,752	$1,067	$12,819
Adjustment to interest expense and general, administrative and other expenses(4)	(6,654)	(189)	(6,843)	9,150	(189)	8,961

Non-Compensation Expenses—Economic Income Basis—Non-GAAP	$25,352	$240	$25,592	$20,902	$878	$21,780

Net gains on investments in Och-Ziff funds and joint ventures—GAAP	$317	$—	$317	$49	$152	$201
Adjustment to net gains on investments in Och-Ziff funds and joint ventures(5)	(59)	—	(59)	32	—	32

Net Gains on Joint Ventures(6)	$258	$—	$258	$81	$152	$233

Net income (loss) allocated to noncontrolling interests—GAAP	$(187,039)	$25,407	$(161,632)	$(276,194)	$3,021	$(273,173)
Adjustment to net income (loss) allocated to noncontrolling interests(7)	187,038	(24,905)	162,133	276,194	(2,474)	273,720

Net Income (Loss) Allocated to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$(1)	$502	$501	$—	$547	$547

(1)	Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.
(2)	These items are presented on a GAAP basis, accordingly no adjustments to or reconciliations of these items are presented.
(3)	Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. Additionally, the full amount of deferred cash compensation and expenses related to compensation arrangements based on annual investment performance is recognized on the date it is determined (generally in the fourth quarter of each year), as management determines the total amount of compensation based on the Company’s performance in the year of the award.
(4)	Adjustment to exclude depreciation, amortization and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.
(5)	Adjustment to exclude net gains (losses) on investments in Och-Ziff funds, as management does not consider these gains (losses) to be reflective of the operating performance of the Company.
(6)	Represents the net gains (losses) on joint ventures established to expand certain of the Company’s private investments platforms.
(7)	Adjustment to exclude amounts allocated to the executive managing directors and the Ziffs on their interests in the Och-Ziff Operating Group, as management reviews the operating performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings (losses) to investors in those funds, is also removed.

EXHIBIT 5

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)

(dollars in thousands)

	Nine Months Ended September 30, 2012			Nine Months Ended September 30, 2011
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Management fees—GAAP	$367,801	$7,669	$375,470	$365,963	$12,243	$378,206
Adjustment to management fees(1)	(12,359)	—	(12,359)	(10,630)	—	(10,630)

Management Fees—Economic Income Basis—Non-GAAP	355,442	7,669	363,111	355,333	12,243	367,576
Incentive income(2)	27,716	—	27,716	21,891	—	21,891
Other revenues(2)	770	105	875	1,454	185	1,639

Total Revenues—Economic Income Basis—Non-GAAP	$383,928	$7,774	$391,702	$378,678	$12,428	$391,106

Compensation and benefits—GAAP	$124,211	$2,914	$127,125	$171,098	$2,724	$173,822
Adjustment to compensation and benefits(3)	(61,088)	(58)	(61,146)	(103,156)	65	(103,091)

Compensation and Benefits—Economic Income Basis—Non-GAAP	$63,123	$2,856	$65,979	$67,942	$2,789	$70,731

Interest expense and general, administrative and other expenses—GAAP	$94,362	$1,728	$96,090	$65,526	$3,608	$69,134
Adjustment to interest expense and general, administrative and other expenses(4)	(22,210)	(562)	(22,772)	(3,653)	(559)	(4,212)

Non-Compensation Expenses—Economic Income Basis—Non-GAAP	$72,152	$1,166	$73,318	$61,873	$3,049	$64,922

Net gains (losses) on investments in Och-Ziff funds and joint ventures—GAAP	$140	$(111)	$29	$319	$94	$413
Adjustment to net gains (losses) on investments in Och-Ziff funds and joint ventures(5)	(103)	—	(103)	(34)	—	(34)

Net Gains (Losses) on Joint Ventures(6)	$37	$(111)	$(74)	$285	$94	$379

Net income (loss) allocated to noncontrolling interests—GAAP	$(610,998)	$95,635	$(515,363)	$(817,277)	$23,160	$(794,117)
Adjustment to net income (loss) allocated to noncontrolling interests(7)	610,997	(94,458)	516,539	817,277	(20,836)	796,441

Net Income (Loss) Allocated to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$(1)	$1,177	$1,176	$—	$2,324	$2,324

(1)	Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.
(2)	These items are presented on a GAAP basis, accordingly no adjustments to or reconciliations of these items are presented.
(3)	Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. Additionally, the full amount of deferred cash compensation and expenses related to compensation arrangements based on annual investment performance is recognized on the date it is determined (generally in the fourth quarter of each year), as management determines the total amount of compensation based on the Company’s performance in the year of the award.
(4)	Adjustment to exclude depreciation, amortization and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.
(5)	Adjustment to exclude net gains (losses) on investments in Och-Ziff funds, as management does not consider these gains (losses) to be reflective of the operating performance of the Company.
(6)	Represents the net gains (losses) on joint ventures established to expand certain of the Company’s private investments platforms.
(7)	Adjustment to exclude amounts allocated to the executive managing directors and the Ziffs on their interests in the Och-Ziff Operating Group, as management reviews the operating performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings (losses) to investors in those funds, is also removed.

EXHIBIT 6

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Financial Supplement (Unaudited)

(dollars in millions)

	Three Months Ended September 30,	Nine Months Ended September 30,	Year Ended December 31,
	2012	2012	2011	2010	2009
Total Assets Under Management(1)
Beginning of period balance	$29,928	$28,766	$27,935	$23,080	$26,955
Net flows	270	22	1,116	2,693	(8,053)
Appreciation (depreciation)(2)	1,071	2,481	(285)	2,162	4,178

End of Period Balance	$31,269	$31,269	$28,766	$27,935	$23,080

Assets Under Management by Fund(1)
OZ Master Fund		$21,415	$20,198	$19,625	$15,577
OZ Europe Master Fund		1,990	2,272	2,958	2,957
OZ Asia Master Fund		1,448	1,620	1,535	1,246
OZ Global Special Investments Master Fund		1,040	976	1,240	1,999

Net Returns(3)
OZ Master Fund	3.5%	8.6%	-0.5%	8.5%	23.1%
OZ Europe Master Fund	3.0%	6.4%	-4.9%	7.5%	16.4%
OZ Asia Master Fund	1.9%	4.2%	-3.8%	9.9%	34.0%
OZ Global Special Investments Master Fund	2.4%	7.5%	3.2%	13.4%	8.4%

Past performance is no indication or guarantee of future results.

(1)	Includes amounts invested by the Company, its executive managing directors, employees and certain other related parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.
(2)	Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Management fees and incentive income vary by product.
(3)	Net return represents a composite of the average return of the feeder funds that comprise each of the master funds presented. Net return is presented on a total return basis, net of all fees and expenses (except incentive income on Special Investments that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Performance includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns.

EXHIBIT 7

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Fund Performance of Certain Och-Ziff Funds (Unaudited)

	2012
	January	February	March	1Q	April	May	June	2Q	July	August	September	3Q	YTD Sept.

Net Returns(1)
OZ Master Fund	1.59%	1.64%	1.38%	4.68%	0.40%	-0.44%	0.23%	0.19%	0.78%	1.27%	1.43%	3.52%	8.57%
OZ Europe Master Fund	1.82%	1.99%	0.97%	4.85%	-0.02%	-1.81%	0.43%	-1.41%	0.49%	0.75%	1.69%	2.95%	6.43%
OZ Asia Master Fund	2.64%	2.26%	0.91%	5.91%	-0.74%	-2.22%	-0.50%	-3.43%	0.45%	0.37%	1.07%	1.90%	4.23%
OZ Global Special Investments Master Fund	1.39%	2.01%	1.60%	5.08%	0.42%	-0.72%	0.18%	-0.12%	0.49%	0.62%	1.30%	2.43%	7.50%

S&P 500 Index(2)	4.48%	4.32%	3.29%	12.59%	-0.63%	-6.01%	4.12%	-2.75%	1.39%	2.25%	2.58%	6.35%	16.44%
MSCI World Index(2)	4.36%	4.78%	1.82%	11.34%	-1.46%	-6.67%	4.33%	-4.05%	1.37%	2.05%	2.19%	5.73%	12.95%

	2011
	January	February	March	April	May	June	July	August	September	October	November	December	FY2011
Net Returns(1)
OZ Master Fund	1.71%	1.14%	0.48%	0.73%	-0.04%	-0.71%	-0.01%	-1.84%	-1.94%	0.66%	-0.57%	-0.02%	-0.48%
OZ Europe Master Fund	2.29%	0.91%	0.34%	0.38%	0.20%	-2.21%	-1.68%	-2.71%	-0.95%	0.21%	-1.57%	-0.14%	-4.93%
OZ Asia Master Fund	0.98%	0.03%	0.44%	0.80%	-1.68%	0.78%	0.88%	-1.70%	-4.05%	2.40%	-0.73%	-1.85%	-3.80%
OZ Global Special Investments Master Fund	2.20%	1.77%	0.59%	0.95%	0.38%	0.49%	-0.36%	-1.75%	-1.55%	0.34%	0.30%	-0.17%	3.16%

S&P 500 Index(2)	2.37%	3.43%	0.04%	2.96%	-1.13%	-1.67%	-2.03%	-5.43%	-7.03%	10.93%	-0.22%	1.02%	2.11%
MSCI World Index(2)	1.96%	2.97%	-1.23%	2.33%	-1.17%	-1.55%	-2.70%	-6.72%	-6.02%	8.58%	-1.22%	0.62%	-4.96%

Past performance is no indication or guarantee of future results.

(1)	Net return represents a composite of the average return of the feeder funds that comprise each of the master funds presented. Net return is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Performance includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns.
(2)	This comparison shows the returns of the S&P 500 Index (SPTR) and the MSCI World Index (GDDLWI) (“Broader Market Indices”) against certain Och-Ziff funds (the “funds”). This comparison is intended solely for illustrative purposes to show a historical comparison of the funds to the broader equity markets, as represented by the Broader Market Indices, and should not be considered as an indication of how the funds will perform relative to the Broader Market Indices in the future. The Broader Market Indices are not performance benchmarks of the funds. The funds are not managed to correlate in any way with the returns or composition of the Broader Market Indices, which are unmanaged. It is not possible to invest in an unmanaged index. You should not assume that there is any material overlap between the securities in the funds and those that comprise the Broader Market Indices. The S&P 500 Index is an equity index whose value is calculated as the free-float weighted average of the share prices of the 500 large-cap companies listed on the NYSE and NASDAQ. The MSCI World Index is a free-float adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets. Returns of the Broader Market Indices have not been reduced by fees and expenses associated with investing in securities and include the reinvestment of dividends.

EXHIBIT 8

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Financial Supplement (Unaudited)

As of October 1, 2012

OZ Master Fund by Investment Strategy
Long/Short Equity Special Situations	42%
Structured Credit	26%
Convertible and Derivative Arbitrage	13%
Corporate Credit	10%
Private Investments	6%
Merger Arbitrage	3%
Cash	0%

Assets Under Management by Geography(1)
North America	61%
Europe	25%
Asia	14%

Investors by Type
Pensions	30%
Fund-of-Funds	16%
Corporate, Institutional and Other	14%
Foundations and Endowments	13%
Private Banks	11%
Related Parties	9%
Family Offices and Individuals	7%

Investors by Geography
North America	73%
Europe	16%
Asia and Other	11%

(1)	The North American exposure includes the United States, Canada, Central America and South America. The European exposure includes Africa and the Middle East. The Asian exposure includes Australia and New Zealand.